UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2025

KLA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive Milpitas California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KLAC	The Nasdaq Stock Market, LLC
Indicate by check
The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2025, Gary Moore and Emiko Higashi notified the Board of Directors (the “Board”) of KLA Corporation (the “Company”) of their respective decision to retire from the Board and the applicable committees of the Board, effective at the Company’s 2025 annual meeting of stockholders (the “Annual Meeting”). Each of Mr. Moore’s and Ms. Higashi’s retirements is not the result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

The Board expects to nominate Tracy Embree and Jason Conley as directors for the Board, to be elected at the Annual Meeting. If elected, Ms. Embree will serve on the Compensation and Talent Committee (the “Compensation Committee”) and Mr. Conley will serve on the Audit Committee (the “Audit Committee”) of the Board.

Ms. Embree is the former President of Otis Americas, a division of Otis Worldwide Corporation (“Otis”), the world’s leading elevator and escalator manufacturing, installation and service company, having served in that role from October 2023 to April 2025. Prior to joining Otis, Ms. Embree spent 23 years with Cummins Inc. in various global leadership roles, including President of the Distribution Business. Ms. Embree has served on the Board of Directors for Lennox International Inc. since June 2025 and previously served on the Board of Directors for Louisiana-Pacific Corporation from February 2016 to May 2025. Ms. Embree holds a bachelor’s degree in chemical engineering from Massachusetts Institute of Technology and an MBA from Harvard Business School.

Mr. Conley has served as Executive Vice President and Chief Financial Officer of Roper Technologies, Inc. (“Roper”), a company that operates market leading businesses that design and develop vertical software and technology enabled products for a variety of defensible niche markets, since February 2023. Mr. Conley joined Roper in 2006 and served as the company’s Chief Accounting officer along with leadership roles in financial planning and analysis, investor relations, and CFO for a Roper operating company. Mr. Conley has been instrumental in transforming Roper from a diversified industrial to a leading vertical software and technology enterprise. Mr. Conley earlier served in roles of increasing responsibility at Honeywell International and Deloitte. Mr. Conley received a BA from the University of Washington and an MBA from the Kellogg School of Management.

Item 8.01	Other Events.

On August 7, 2025, the Company issued a press release announcing that the Company’s Board declared a cash dividend of $1.90 per share on the Company’s common stock. Such dividend shall be payable on September 3, 2025 to stockholders of record as of the close of business on August 18, 2025. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description

99.1	Press release issued August 7, 2025

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA CORPORATION

Date: August 7, 2025	By:	/s/ Mary Beth Wilkinson
	Name:	Mary Beth Wilkinson
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary